Exhibit 10.6

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

August 11, 2025

BridgeBio Pharma LLC

BridgeBio Services, Inc.

3160 Porter Drive, Suite 250

Palo Alto, CA 94304

Re: Amendment and Supplement to Transition Services Agreement

Ladies and Gentlemen:

Reference is made to (i) that certain Transition Services Agreement, dated April 30, 2024 (as amended to date, the “TSA”), by and between BridgeBio Services, Inc. (“BBSI”), and TheRas, Inc. (“TheRas”) and (ii) that certain Business Combination Agreement, dated February 28, 2025 (as amended to date, the “BCA”), by and among Helix Acquisition Corp. II (“Helix”), TheRas, and Helix II Merger Sub, Inc. a wholly-owned subsidiary of Helix (“Merger Sub”). Pursuant to the BCA, among other things, Helix will domesticate as a Delaware corporation and Merger Sub will merge with and into TheRas with TheRas surviving the merger as a wholly-owned subsidiary of Helix (collectively, the “Business Combination”). In connection with the consummation of the Business Combination, Helix will be renamed BridgeBio Oncology Therapeutics, Inc. (“PubCo”). This letter agreement (this “Agreement”) supplements and amends the TSA and is effective as of immediately after the closing of the Business Combination and the related transactions contemplated pursuant to the BCA.

1.
Additional Services to TheRas and PubCo. BBSI hereby agrees to provide the following additional Services to TheRas and PubCo from the effective date of this Agreement through December 31, 2025:

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As set forth on Exhibit A attached hereto, Exhibit A to the TSA is hereby deemed amended to add the foregoing as “Services,” and the “Services Period” with respect to the foregoing shall expire on December 31, 2025 unless extended upon TheRas or PubCo’s written request and BBSI’s acceptance thereof.

2.
Issuance of Shares to BridgeBio Pharma LLC. In consideration for the Services described in Section 1 above, PubCo shall issue to BridgeBio Pharma LLC (“BBP LLC”), no later than October 31, 2025, an aggregate of 784,720 shares of Common Stock, par value $0.0001 per share, of PubCo (the “Shares”). Such Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act. BBP LLC understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, BBP LLC must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. BBP LLC acknowledges that PubCo has no obligation to register or qualify the Shares for resale except to the extent set forth in the Amended and Restated Registration Rights Agreement, dated August 11, 2025, by and among PubCo, BBP LLC and certain stockholders listed therein. BBP LLC further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to PubCo which are outside of BBP LLC’s and which PubCo is under no obligation and may not be able to satisfy.
3.
Addition of PubCo and BBP LLC as Parties to the TSA. The parties hereto acknowledge and agree that PubCo is hereby added as a Party to the TSA for purposes of receiving the Services described in Section 1 above and for purposes of issuing the Shares to BBP LLC in consideration for such Services, and BBP LLC is hereby added as a Party to the TSA for purposes of receiving the Shares as described in Section 2 above.
4.
Miscellaneous.
4.1
Amendment. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by all parties hereto.

4.2
Waiver. Failure or delay by any party hereto in exercising or enforcing any provision, right, or remedy under this Agreement, or waiver of any remedy hereunder, in whole or in part, shall not be deemed a waiver thereof, or prevent the subsequent exercise of that or any other rights or remedy.
4.3
Governing Law. This Agreement shall be governed by and construed and enforced under the substantive laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise make this Agreement subject to the substantive law of another jurisdiction.
4.4
Counterparts. This Agreement may be executed in any two counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. This Agreement may be executed by DocuSign or “PDF” transmission.
4.5
No Other Amendment. Except as expressly contemplated herein, the TSA shall remain unmodified and shall continue in full force and effect in accordance with its terms.

[Signature Page Follows]

The undersigned hereby execute and deliver this Agreement as of the date first set forth above.

THERAS, INC.

By: /s/ Eli Wallace

Name: Eli Wallace

Title: Chief Executive Officer

BRIDGEBIO ONCOLOGY

THERAPEUTICS, INC.

By: /s/ Eli Wallace

Name: Eli Wallace

Title: Chief Executive Officer

BRIDGEBIO SERVICES, INC.

By: /s/ Neil Kumar

Name: Neil Kumar

Title: President and Chief Executive Officer

BRIDGEBIO PHARMA LLC

By: /s/ Neil Kumar

Name: Neil Kumar

Title: President and Chief Executive Officer

EXHIBIT A

FORM OF SERVICES SCHEDULE

Services as of July 1, 2025

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